UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On September 7, 2004, Massey Energy Company (the “Registrant”) determined that an investment in a gas well was impaired and a write-down of the investment of approximately $3.5 million will be required. The gas well investment was determined to be impaired based on a projection of the remaining unamortized book cost exceeding the future cash flows from the investment. The projection of future revenues from this well was significantly reduced when the current producing zone ceased producing gas significantly earlier than projected. The remaining producing zone is expected to generate sufficient revenue to cover all future cash expenditures related to this investment. See also Item 7.01 below.

Item 7.01 Regulation FD Disclosure.

On September 8, 2004, the Registrant issued a press release updating its expectations for its third quarter 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Registrant pursuant to Item 7.01 “Regulation FD Disclosure.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated September 8, 2004 issued by the Registrant entitled “Massey Energy Updates Expectations for Third Quarter 2004.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: September 8, 2004	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

99.1	Press Release dated September 8, 2004 issued by the Registrant entitled “Massey Energy Updates Expectations for Third Quarter 2004.”